UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2019

First Data Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Liberty Street, 29th Floor New York, New York 10281	10281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 735-3362

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value per share	FDC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As of July 23, 2019, First Data Corporation (“First Data”) and Fiserv, Inc. (“Fiserv”) received the final required regulatory approvals and non-objections needed to complete the proposed acquisition of First Data by Fiserv contemplated by that certain Agreement and Plan of Merger, dated January 16, 2019 (the “Merger Agreement”), by and among Fiserv, 300 Holdings, Inc., a wholly owned subsidiary of Fiserv, and First Data. Subject to the satisfaction or waiver of the remaining customary contractual conditions set forth in the Merger Agreement, the parties expect to close the proposed acquisition on or about July 29, 2019.

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FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication may constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern strategy, plans, projections or intentions. Examples of forward-looking statements include, but are not limited to, all statements made relating to revenue, earnings before net interest expense, income taxes, depreciation and amortization, earnings, margins, growth rates and other financial results for future periods. By their nature, forward-looking statements speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. In addition to factors previously disclosed in First Data’s and Fiserv’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of First Data and Fiserv to terminate the definitive merger agreement between First Data and Fiserv; the outcome of any legal proceedings that have been or may be instituted against First Data, its stockholders or directors or Fiserv, its shareholders or directors; the ability to satisfy the closing conditions to the proposed merger in a timely manner or at all; a delay in closing the proposed merger; difficulties and delays in integrating the First Data and Fiserv businesses, including with respect to implementing systems to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realizing anticipated cost savings and other anticipated benefits of the proposed merger; business disruptions from the proposed merger that may harm First Data’s or Fiserv’s business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger, including as it relates to First Data’s or Fiserv’s ability to successfully renew existing client or supplier contracts on favorable terms or at all and obtain new clients or suppliers; certain restrictions during the pendency of the proposed merger that may impact First Data’s or Fiserv’s ability to pursue certain business opportunities or strategic transactions; the ability of First Data or Fiserv to retain and hire key personnel; uncertainty as to the long-term value of the common stock of Fiserv following the completion of the proposed merger; the continued availability of capital and financing following the completion of the proposed merger; the business, economic and political conditions in the markets in which First Data and Fiserv operate; the impact of new or changes in current laws, regulations, credit card association rules or other industry standards, including privacy and cybersecurity laws and regulations; and events beyond First Data’s or Fiserv’s control, such as acts of terrorism.

Any forward-looking statements speak only as of the date of this communication or as of the date they were made, and neither First Data nor Fiserv undertakes any obligation to update forward-looking statements. For a more detailed discussion of these factors, also see the information under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in First Data’s and Fiserv’s Joint Proxy and Consent Solicitation Statement/Prospectus that forms part of the Registration Statement on Form S-4 filed by Fiserv in connection with the proposed merger and the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in First Data’s and Fiserv’s most recent reports on Form 10-K for the year ended December 31, 2018 and Form 10-Q for the quarterly period ended March 31, 2019, and any material updates to these factors contained in any of First Data’s and Fiserv’s subsequent and future filings.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Given these uncertainties, you should not place any reliance on these forward-looking statements. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION
(Registrant)

Date: July 24, 2019	By:	/s/ Adam L. Rosman
(Signature)

	Name:	Adam L. Rosman
	Title:	Executive Vice President, General Counsel and Secretary